UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

EDIBLE GARDEN AG INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41371	85-0558704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519 Belvidere, New Jersey	07823
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 750-3953

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2026, Edible Garden AG Incorporated (the “Company”, “we” or “us”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor (“Streeterville”), pursuant to which the Company issued to Streeterville a secured promissory note in the principal amount of $1,625,000 (the “Streeterville Note”), which included an original issue discount of $120,000 (the “OID”) and reimbursement of Streeterville’s transaction expenses of $5,000, for a purchase price of $1,500,000.

The Streeterville Note bears interest at a rate of 8.0% per annum and matures 13 months after its issuance date. From time to time, beginning six months after issuance, Streeterville may redeem a portion of the Streeterville Note, not to exceed an amount of $50,000 per month.  Subject to the terms and conditions set forth in the Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the Streeterville Note at any time.

For as long as the Streeterville Note is outstanding, Streeterville will have the right of first refusal to provide unsecured financing to the Company in an amount up to $5,000,000 for working capital purposes.

The Note Purchase Agreement and the Streeterville Note contain customary events of default, including if the Company undertakes a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Streeterville’s prior written consent. As described in the Streeterville Note, upon the occurrence of certain events of default, the outstanding balance of the Streeterville Note will become automatically due and payable. Additionally, upon an event of default described in the Streeterville Note (i.e., the failure to pay amounts under the Streeterville Note when due or to observe any covenant under the Note Purchase Agreement), the outstanding balance of the Streeterville Note automatically increases to the lesser of 18% or the maximum rate permitted by law.

The Note Purchase Agreement also provides for indemnification of Streeterville and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Note Purchase Agreement.

Also on March 3, 2026, the Company and Streeterville entered into a Security Agreement (the “Security Agreement”) pursuant to which the Streeterville Note was secured by the assets of the Company as set forth in Schedule A to the Security Agreement. The Company also issued a guarantee (the “Guaranty”) from certain of its subsidiaries to Streeterville guaranteeing the payment of the Streeterville Note and all obligations thereunder.

The description of the Note Purchase Agreement, the Streeterville Note, the Security Agreement and the Guarantee is qualified in its entirety by the full text of the Note Purchase Agreement and the forms of Streeterville Note, Security Agreement and Guarantee, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Note Purchase Agreement, by and between the Company and Streeterville Capital, LLC, dated as of March 3, 2026.
10.2	Secured Promissory Note, dated as of March 3, 2026.
10.3	Security Agreement, by and between the Company and Streeterville Capital, LLC, dated as of March 3, 2026.
10.4	Guarantee, for the benefit of Streeterville Capital, LLC, dated as of March 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edible Garden AG Incorporated.

Date: March 4, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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